                                                                 Exhibit 21.1
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
Beacon Capital Partners, Inc.
Entity List

                                                                     Fed ID
              Name                                                   Number
          OPERATING ENTITIES
          ------------------

Beacon Capital Partners, Inc........................................04-3403281
Beacon Capital Partners, L.P. ......................................04-3411475
Beacon Capital Partners.............................................04-3401623
Beacon Venture Partners, Inc........................................04-3415691
Beacon Venture Partners, L.P. ......................................04-3415684
Beacon Capital Participation Plan, L.P. ............................04-3415681
Beacon Capital Participation Plan, LLC..............................04-3415697
Beacon Capital Partners Management, LLC.............................04-3415676
Beacon Capital Partners Acquisition, LLC............................04-3415563
Cambridge Kendall SPC, Inc. ........................................04-3415687
Cambridge Athenaeum, LLC............................................04-3418134
Kendall Athenaeum, LLC..............................................04-3418136
One Kendall, LLC....................................................04-3418137
Beacon/PW Kendall LLC...............................................04-3418140
Technology Square LLC...............................................04-3422723
Dallas Office Portfolio, L.P. ......................................04-3424722
Suburban Dallas Office Portfolio, LLC...............................04-3424723
Sunnyvale Investments LLC...........................................04-3430638
Columbia Street LLC.................................................04-3432695
Tenant Communications...............................................04-3435755
Building Communications LLC.........................................04-3435879
555 Technology Square LLC...........................................04-3451846
BCP Millenium Residential, Inc. ....................................04-3459155
Beacon Private Equity, Inc. ........................................   Pending

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DOCSC\734423.1